Exhibit 10.18

                                    Addendum

This Addendum is made the 23rd day of April 2002 by and between:

     (1) Bjorn Nordenvall, Ph.D., M.D., with residence at 319 Malborough, Boston MA 02116, USA (hereinafter referred to as "the Executive"); and

     (2) OXiGENE Inc., a Delaware corporation with its principal office at 321 Arsenal Street, Watertown, MA 02472 (hereinafter referred to as "the Company").

     (1)  and (2) hereinafter collectively referred to as "the Parties".

                                   WITNESSETH

     WHEREAS the Parties entered into an Executive Employment Agreement on 9 October 1995, as amended by addendums on 1 July 1999 and 1 July 2001 (hereinafter "the Agreement");

     WHEREAS the Parties wish to agree on certain matters in connection with the termination of the Executive's employment as CEO with the Company;

     NOW THEREFORE, the Parties to this Addendum (hereinafter "the Addendum") hereby agree as follows:

1. Definitions and Interpretation

     1.1 Terms defined in the Agreement shall have the same respective meanings in this Addendum unless the context otherwise requires.

     1.2 Subject to the provisions of this Addendum:

          - the Agreement shall remain in full force and effect and shall be read and construed as one document with this Addendum

          - nothing in this Addendum shall constitute a waiver or release of any rights under the Agreement, or otherwise prejudice any right or remedy either of the Parties have under the Agreement.

2. Effective Date

     This Addendum shall take effect from 23rd April, 2002.

3. Discontinuance of the Executive's Employment with the Company

     3.1 It is hereby agreed that the Executive's resign from his functions as CEO of the Company in connection with the annual general meeting of shareholders in the Company on 11 June 2002. The Employment Term shall end on 30 June 2002. In connection herewith the Executive shall he entitled to receive, and the Company shall pay, compensation as follows:

     3.1.1 The Company shall pay to the Executive the Base Salary until 30 June 2002.

     3.1.2 The Company shall on or before 31 July 2002 effect a final single payment of salary of US$ 125,000 to the Executive.

     3.1.3 The Company shall until 31 July 2002 provide the residence and car benefits to the Executive as they are presently being provided under the Agreement.

     This Addendum has been executed on the date first written above in two counterparts of which the Parties have taken one each.


The Company                                              The Executive

OXiGENE Inc.

/s/ Frederick Driscoll                                   /s/ Bjorn Nordenvall
----------------------                                   --------------------
President and CEO

                                ADDENDUM TO THE

                         EXECUTIVE EMPLOYMENT AGREEMENT

                               OF OCTOBER 9, 1995

--------------------------------------------------------------------------------

This Addendum to the Executive Employment Agreement, originally dated October 9, 1995, is executed on May __,2001, to be effective on July 1, 2001, by and between OXiGENE, Inc. a Delaware corporation with its principal office at 321 Arsenal Street, Watertown, MA 02472 (the "Company"), and Bjorn Nordenvall, Ph.D., M.D., currently with a residence at 319 Marlborough, Boston, MA 02116 (the "Executive"). The parties to this Agreement are referred to, collectively, as the "Parties".

Whereas, the Parties have entered into an Executive Employment Agreement, originally dated October 9, 1995, and thereafter amended, of which the latest amendment is dated July 1, 1999 (as so amended to date, the "Executive Employment Agreement"); and.

Whereas, the Parties have agreed, taking into account the move of Executive from Sweden to the United States at the request of the Company and the role played and anticipated by Executive in the Company's success, upon an increase in Executive's present annual Base Salary of $225,000 to a new annual Base Salary of $250,000 and the promise by the Company to Executive of a rent-free residence and the use of an automobile in the Boston, Massachusetts, USA, area.

Now therefore the Parties agree as follows:

1. The minimum annual Base Salary provided for in Section 2(a) ("Base Salary") of the Executive Employment Agreement is hereby amended to $250,000.00 (U.S.) per annum.

2. The following shall be added to, and shall become and be a part of, Section 4 ("Benefits") of the Executive Employment Agreement:

     (d) Residence benefit. The Company shall, during the period July 1, 2001, through and including June 30, 2002, make available to Executive, for use by himself and his family, a rent-free residence in the Boston, Massachusetts, area on the terms herein set forth. Pursuant hereto, the Company shall also bear the expense of electricity, heating, water, refuse collection and other similar expenses related to the residence. The Executive shall approve a residence chosen by the Company, and the Parties have estimated that the monthly rental due thereon shall be approximately $6,000.00 (excluding other expenses associated with the expected occupancy and use of the premises).

     (e) Car benefit. The Company shall, during the period July 1, 2001, through and including June 30, 2002, make available without cost to the Executive an automobile for use in connection with his activities on behalf of the Company in the United States, and particularly in the Boston, Massachusetts, area. Pursuant hereto, the Company shall pay up to $600 per month for the cost of usage of the car and related insurance. Additionally, the Company will pay for the lull operating costs of the vehicle, including reasonable fuel, consumables, maintenance and repairs, registration and licensing, parking and tolls.

3. The Parties hereto agree further that the provisions hereinabove set forth shall be extended for an additional twelve month period if the Executive Employment Agreement has not been terminated on or before June 30, 2002, and the Executive's principal place of employment for the Company remains at the Company's principal office in the Boston, Massachusetts, area.

4. This Addendum shall become effective July 1, 2001, and, unless extended as set forth in Paragraph numbered 3 above, shall terminate on June 30, 2002.

5. Except as set forth in this Addendum, the Executive Employment Agreement and all prior amendments thereof and addenda thereto shall in all other respects be unchanged and remain in lull force and effect.

This Addendum has been executed in two (2) originals, of which each Party has retained one.

The Company                                 The Executive

OXiGENE, Inc.


/s/ Frederick Driscoll                      /s/ Bjorn Nordenvall
----------------------                      --------------------
    Frederick Driscoll                          Bjorn Nordenvall


      .


                                    AMENDMENT
                                       TO
                          EXECUTIVE EMPLOYMENT CONTRACT


This Agreement is made and entered into on July 1, 1999, by and between OXiGENE, Inc. a Delaware Corporation with its principal office at One Copley Place, Suite 602, Boston, MA 02116 ("the Company"), and Bjorn Nordenvall, Ph.D., M.D., an adult resident of Sweden ("the Executive").

WHEREAS, the Company and the Executive have entered into an Executive Employment Agreement dated October 9, 1995 and an undated Addendum thereto,

WHEREAS, the Company is at a phase where the work the Executive performs with respect to commercializing the pharmaceutical products will increase,

WHEREAS, the Company's focus and the duties of the Executive has shifted towards the United States,

WHEREAS, the work the Executive performs with respect it investor relations has increased and become more important to the Company, and

WHEREAS, the parties agree upon that the compensation the Executive has received up to this date is to low for the services to be performed in comparison with executives of comparable pharmaceutical companies in the United States.

NOW, THEREFORE the parties agree as follows:

- Section 2 (a) ("Base Salary") of the Executive Employment Agreement is Amended by replacing the minimum amount "$ 50,000.00" with $ 225,000.00.

In all other aspects, the Executive Employment Agreement with the change made in the Addendum thereto shall be unchanged and remain in full force and effect.

This amendment has been drawn in to originals, of which the parties have taken one each.



OXiGENE, Inc.                                Executive



By:   /s/ Bo Haglund                         /s/ Bjorn Nordenvall
      ----------------------------------     -----------------------------
          Bo Haglund                             Bjorn Nordenvall, Ph.D., M.D.
Title:    Chief Financial Officer